Exhibit 3.8(a)

[SEAL]	DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775)684 5708	Articles of Incorporation (PURSUANT TO NRS 78)
Important: Read attached instructions before completing form.

1. Name of Corporation:	Easton Sports Asia, Inc.
2. Resident Agent Name and Street Address: [ILLEGIBLE] [ILLEGIBLE]	National Registered Agents, Inc. of NV
Name
	1000 East William Street, Suite 204		Carson City	,	NEVADA	89701
	Street Address		City			Zip Code

,
	Optional Mailing Address		City		State	Zip Code
3. Shares: [ILLEGIBLE]	Number of shares Number of shares
[ILLEGIBLE]	with par value 1,000 Par value: $.01 without par value
4. Names, Addresses,	The First Board of Directors/Trustees shall consist of three members whose names and addresses are as follows:
Numberof Board of	1	Anthony Palma
Directors/Trustee:	Name 7855 Haskell Avenue, Suite 202		Van Nuys	,	CA	91406
	Street Address		City		State	Zip Code
	2	Mark Tripp
	Name 7855 Haskell Avenue, Suite 202		Van Nuys	,	CA	91406
	Street Address		City		State	Zip Code
	3	John Cramer
	Name 7855 Haskell Avenue, Suite 202		Van Nuys	,	CA	91406
	Street Address		City		State	Zip Code
4.
	Name			,
	Street Address		City		State	Zip Code
5. Purpose: [ILLEGIBLE]	The purpose of this Corporation shall be: Holding Company
6. Other Matters: (See Instructions)	Number of additional pages attached: 0
7. Name, Addresses andSignatures of Incorporators [ILLEGIBLE]	Victoria C. Phelps			/s/ Victoria C. Phelps
	Name 633 W. Fifth Street, Suite 4000		Signature Los Angeles	,	CA	90071
	Address		City		State	Zip Code
8. Certificate of Acceptanceof Appointmentof ResidentAgent:	Name		Signature
	Address		City		State	Zip Code
I hereby accept appointment as Resident Agent for the above named corporation.
	/s/ Paul Hagan National Registered Agents, Inc.			July 30, 2003
	Authorized Signature of R.A. or on Behalf of R.A. Company		Date
Paul J. Hagan, Assistant Secretary
This form must be accompanied by appropriate fees. See attached fee schedule. [ILLEGIBLE]